UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2008

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 6, 2008, Career Education Corporation (the “Registrant”) subsidiary American InterContinental University (AIU) issued a press release to announce that AIU  has initiated the process to change its accreditation from the Commission on Colleges of the Southern Association of Colleges and Schools (SACS) to the Higher Learning Commission (HLC) of the North Central Association of Colleges and Schools.  A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits
99.1
Press release dated November 6, 2008 announcing that Registrant’s subsidiary American InterContinental University (AIU) has initiated the process to change its accreditation from the Commission on Colleges of the Southern Association of Colleges and Schools (SACS) to the Higher Learning Commission (HLC) of the North Central Association of Colleges and Schools.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: November 6, 2008

Exhibit Index

Exhibit Number	Description of Exhibits
99.1
Press release dated November 6, 2008 announcing that Registrant’s subsidiary American InterContinental University (AIU) has initiated the process to change its accreditation from the Commission on Colleges of the Southern Association of Colleges and Schools (SACS) to the Higher Learning Commission (HLC) of the North Central Association of Colleges and Schools.